SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2007

COMMAND SECURITY CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-18684	14-1626307
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

Lexington Park Lagrangeville, New York (Address of principal executive offices)	12540 (Zip code)

Registrant’s telephone number, including area code: (845) 454-3703

Not Applicable
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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 12, 2007, Command Security Corporation, a New York corporation (the “Company”), entered into an Amendment to its Financing Agreement (the “Financing Agreement”) with its current lender, The CIT Group/Business Credit, Inc. (the “Amendment”) in connection with the closing of the transactions (the “Transactions”) under the Stock Purchase Agreement and the Merger Agreement described below in Item 2.01 of this Current Report. Pursuant to the Amendment, the aggregate line of credit under the Financing Agreement was increased from $12.0 to $16.0 million, and the Company was provided with a $2.4 million acquisition advance to fund the cash requirements of the Transactions. The Amendment also provides for an extension of the maturity date of the Financing Agreement to December 12, 2008, and for reductions in interest rates, fees and availability reserves and an increase in the letter of credit sub-line to an aggregate amount of up to $3.0 million. The foregoing description of the Amendment is not complete, and is qualified in its entirety by reference to the complete text of the Amendment, which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

(i) On April 12, 2007, the Company completed the previously-announced transaction under the Amended and Restated Stock Purchase Agreement among the Company, Brown Security Industries, Inc., a California Corporation, (“BSI”), and Hal Brown and Marc Brown (collectively, the “Shareholders”), individually and as the Trustees of the Rodgers Police Patrol, Inc./Strategic Security Services, Inc. Employee Stock Ownership Plan and Trust Agreement (the “ESOP”) (the “Stock Purchase Agreement”), pursuant to which the Company purchased (the “Stock Purchase”) from the ESOP 30% of the issued and outstanding shares of common stock (the “Shares”) of BSI for a purchase price (the “Purchase Price”) of (i) $900,000 plus (ii) 30% of BSI’s consolidated Tangible Net Worth (as defined in the Stock Purchase Agreement), subject to adjustment as provided in the Stock Purchase Agreement, and in each case paid or payable in cash. The closing of the Stock Purchase occurred immediately prior to the closing of the Merger described below in paragraph (ii) of Item 2.01 of this Current Report.

(ii) On April 12, 2007, the Company completed the previously-announced transaction under the Amended and Restated Agreement and Plan of Merger by and among the Company, Command Security Services, Inc., a New York corporation that is a wholly-owned subsidiary of the Company (“CSS”), BSI, and the Shareholders (the “Merger Agreement”), pursuant to which BSI merged with and into CSS (the “Merger”), and BSI’s wholly-owned subsidiaries Rodgers Police Patrol, Inc. and Strategic Security Services, Inc. became wholly-owned subsidiaries of CSS. The closing of the Merger was completed immediately after the closing of the Stock Purchase described above in paragraph (ii) of Item 2.01 of this Current Report.

Pursuant to the Merger Agreement, the Company issued to the Shareholders an aggregate of (i) $2,100,000 plus (ii) 70% of BSI’s consolidated Tangible Net Worth (as defined in the Merger Agreement), subject to adjustment as provided in the Merger Agreement (such consideration is referred to herein as the “Merger Consideration”). The Company paid 25% of the Merger Consideration in cash and 75% of the Merger Consideration by the delivery of shares of the Company’s common stock, valued at a price per share of $2.906, representing the average closing price of the Company’s common stock on the OTC Bulletin Board for the five consecutive trading days immediately preceding the date that the Merger Agreement was initially executed and delivered by the parties thereto.

The foregoing description of the Stock Purchase and the Merger and the related Stock Purchase Agreement and the Merger Agreement is not complete, and is qualified in its entirety by reference to the complete text of the Stock Purchase Agreement and the Merger Agreement, which are filed as Exhibits 10.2 and 10.3 hereto, respectively, and incorporated herein by reference.

A copy of the press release announcing the completion of the Stock Purchase, the Merger and the Amendment, which is filed as Exhibit 99.1 hereto, is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement described above in Item 2.01 of this Current Report, which disclosure is incorporated herein by reference, the Company issued to the Shareholders as part of the Merger Consideration an aggregate of 541,982 shares of the Company’s common stock, and will issue such number of additional shares of the Company’s common stock as shall represent 52.5% of BSI’s consolidated Tangible Net Worth (as defined in the Merger Agreement) as of the closing, to be determined on or before June 10, 2007. This issuance of these shares was made pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Upon the closing of the Stock Purchase and the Merger described above in Item 2.01 of this Current Report, Command and Marc W. Brown entered into an employment agreement (the “Employment Agreement”). For more than the past five years Mr. Brown, who is 50 years old, served as the Chief Financial Officer of BSI, and as Chief Executive Officer and Chief Financial Officer, respectively, of BSI’s wholly-owned subsidiaries Rodgers Police Patrol, Inc. and Strategic Security Services, Inc. Under the Employment Agreement, Mr. Brown will serve as Command’s Vice President—Corporate, and as Command’s Regional Vice President. The Employment Agreement provides for the payment to Mr. Brown of an annual base salary of $150,000, and for the grant to Mr. Brown of a stock option (the “Option”) to purchase an aggregate of 50,000 shares of the Company’s common stock, which option vests as to 1/12 of the shares of common stock subject to the option in each month during his employment with the Company and is may be exercised at any time until April 12, 2017. The foregoing description of the Employment Agreement and the Option is not complete, and is qualified in its entirety by reference to the complete text of the Employment Agreement and the Option, which are filed hereto as Exhibits 10.4 and 10.5, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1
Third Amendment to Financing Agreement between Command Security Corporation, Rodgers Police Patrol, Inc., Strategic Security Services, Inc. and The CIT Group/Business Credit, Inc. dated April 12, 2007.

10.2
Stock Purchase Agreement by and among Command Security Corporation, a New York corporation, Brown Security Industries, Inc., and Hal Brown and Marc Brown, individually and as the Trustees of the Rodgers Police Patrol, Inc./Strategic Security Services, Inc. Employee Stock Ownership Plan and Trust Agreement dated April 12, 2007.

10.3
Amended and Restated Agreement and Plan of Merger by and among Command Security Corporation, Command Security Services, Inc., Brown Security Industries, Inc., Marc Brown and Hal Brown dated April 12, 2007.

10.4	Employment Agreement between Command Security Corporation and Marc W. Brown dated April 12. 2007.

10.5	Stock Option Agreement between Command Security Corporation and Marc W. Brown dated April 12. 2007.

99.1	Press Release dated April 18, 2007 announcing the closing of the Stock Purchase, the Merger, and the Amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Command Security Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2007

COMMAND SECURITY CORPORATION

By:	/s/ Barry Regenstein
Name: Barry Regenstein
Title: President and
Chief Financial Officer